EXHIBIT 3.1(b)

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT THE SAID “WIMAR OPCO, LLC”, FILED A CERTIFICATE OF AMENDMENT, CHANGING ITS NAME TO “TROPICANA ENTERTAINMENT, LLC”, THE TWELFTH DAY OF FEBRUARY, A.D. 2007, AT 5:20 O’CLOCK P.M.

Harriet Smith Windsor

4172073 8320 070157514	Harriet Smith Windsor, Secretary of State AUTHENTICATION: 5428200 DATE: 02-13-07

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “WIMAR OPCO, LLC”, CHANGING ITS NAME FROM “WIMAR OPCO, LLC” TO “TROPICANA ENTERTAINMENT, LLC”, FILED IN THIS OFFICE ON THE TWELFTH DAY OF FEBRUARY, A.D. 2007, AT 5:20 O’CLOCK P.M.

Harriet Smith Windsor

4172073 8100 070157514	Harriet Smith Windsor, Secretary of State AUTHENTICATION: 5428199 DATE: 02-13-07

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
TO CERTIFICATE OF FORMATION
WIMAR OPCO, LLC
1.	Name of the Limited Liability Company; Wimar OpCo, LLC (the “Company”).

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:
“1.	The name of the limited liability company is Tropicana Entertainment, LLC.”
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of the 30 day of January, 2007.

By:	/s/ Richard M. FitzPatrick
Name:	Richard M. FitzPatrick
Title:	Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:43 PM 02/12/2007
FILED 05:20 PM 02/12/2007
SRV 070157514 — 4172073 FILE